UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2013

FULL CIRCLE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00809	27-2411476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Westchester Ave., Suite S-620

Rye Brook, NY 10573

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 220-6300

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors (the “Board”) has expanded its size to include five directors and has appointed Gregg J. Felton to serve as a director until the 2014 Annual Meeting of Stockholders scheduled for January 17, 2014. In addition, the Board appointed Mr. Felton to serve as the Company’s Co-Chief Executive Officer and President. In connection with Mr. Felton’s appointment, John Stuart resigned as the Company’s President, but will continue to serve as Co-Chief Executive Officer and as Chairman of the Board. All of the foregoing actions will take effect on November 8, 2013.

Mr. Felton, 42, will be primarily responsible for overall investment strategies and portfolio management. Mr. Felton is also a Managing Member and Chief Investment Officer of Full Circle Advisors, the Company’s investment adviser, and a Managing Member of Full Circle Service Company, the Company’s administrator. Prior to joining Full Circle Capital, from 2006 to 2013, Mr. Felton was a Partner and Managing Director of Goldman Sachs and the Founder and Chief Investment Officer of Liberty Harbor, Goldman Sachs Asset Management’s credit alternatives platform managing approximately $6 billion in assets. He oversaw various investment vehicles, including hedge funds, mutual funds and institutional managed accounts and facilitated the launch of Goldman Sachs’ business development company, Goldman Sachs BDC. From 2009 to 2010, Mr. Felton was Head of Credit for Goldman Sachs Asset Management, overseeing approximately $60 billion in assets. Prior to joining Goldman Sachs, Mr. Felton was a senior portfolio manager at Amaranth Advisors, a multi-strategy hedge fund located in Greenwich, Connecticut. He led Amaranth’s global corporate credit investment team from 2000 to 2006. Prior thereto, Mr. Felton was a Vice President at Chase Manhattan Bank, where he served as a portfolio manager and senior analyst for Chase’s Special Situations Fund. Mr. Felton began his career in the High Yield Finance Department of Chase’s Global Investment Bank. Most recently in 2013, Mr. Felton partnered with an investment management firm to form Altus Power America, an investment vehicle that focuses on solar power generation assets. In addition, Mr. Felton serves as a Director of Rye Country Day School. Mr. Felton’s broad experience managing investment vehicles and funds provides the Board with industry expertise and a valuable perspective on a variety of credit transactions. Education—B.A. Tufts University, 1992; J.D. Georgetown University Law Center, 1996; M.B.A. Georgetown University School of Business, 1996.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 8, 2013, the Board also amended and restated the Company’s Bylaws (the “Bylaws”) to permit the appointment of a Co-Chief Executive Officer and make certain other revisions related to the administration of the Company.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the complete text of the Bylaws, as amended, a copy of which is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws

99.1	Press Release dated November 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2013	FULL CIRCLE CAPITAL CORPORATION

By: /s/ John E. Stuart_______________________
John E. Stuart
President and Chief Executive Officer